TRANSFER AGENCY AGREEMENT

        This Agreement, dated as of the 24th day of July, 1985, made by and between RED OAK CASH RESERVE FUND, INC. (the "Fund"), a corporation operating as an open-end investment company, duly organized and existing under the laws of the State of Maryland, and FIRST PENNSYLVANIA BANK n.a. (the "Bank"), a national banking association duly organized and existing under the laws of the United States of America:

                                WITNESSETH THAT:

        WHEREAS, the Fund desires to appoint the Bank as its Transfer Agent and as its Dividend Disbursing Agent;

        WHEREAS, the Fund also desires to appoint the Bank as its Accounting Services Agent to maintain and keep current the books, accounts, records, journals, or other records of original entry relating to the business of the Fund as set forth in Section 14 of this Agreement (the "Accounts and Records"), and to perform certain other functions in connection with such Accounts and Records; and

        WHEREAS, pursuant to separate agreement (the "Custodian Agreement"), the Bank will perform the duties of Custodian of the Securities and cash of the Fund, the Bank hereinafter being referred to in such capacity as the Custodian.

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        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

        Section 1. The Fund hereby appoints the Bank as its Transfer, Dividend Disbursing, and Accounting Services Agent, and the Bank accepts such appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

                                TRANSFER AGENCY

        Section 2. The Fund shall furnish to the Bank as Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of the Bank. Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized by law or the by-laws of the Fund to sign Share Certificates and, if required, shall bear the corporate seal or a facsimile thereof.

        Section 3. The Bank as Transfer Agent shall make original issues of Shares in accordance with Section 25 and 26 below and with the Fund's Prospectus and Statement of Additional Information upon the written request of the Fund and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Directors of the Fund authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.


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        Section 4. Transfers of Shares shall be registered and new Share
Certificates issued by the Bank upon surrender of outstanding Share Certificates
(i) in form deemed by the Bank to be properly endorsed for transfer, (ii) with all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a commercial bank, accompanied by (iii) such assurances as the Bank shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

        Section 5. When mail is used for delivery of Share Certificates, the Bank shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by the Bank.

        Section 6. In registering transfers, the Bank as Transfer Agent may rely upon the Uniform Commercial Code or any other statutes which, in the opinion of counsel, protect the Bank and the Fund in not requiring complete documentation, in registering transfers without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where, in its judgment, an adverse claim requires such refusal.

        Section 7. Upon receiving indemnity satisfactory to the Bank, the Bank as Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed, or stolen, and

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may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates.

        Section 8. In case any officer of the Fund who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign, or be removed from office prior to the issuance of such Share Certificates, the Bank as Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Fund notwithstanding such death, resignation, or removal; and the Fund shall file promptly with the Bank such approval, adoption, or ratification as may be required by law.

        Section 9. The Bank will maintain stock registry records in the usual form in which it will note the issuance, transfer, and redemption of Shares and the issuance and transfer of Share Certificates, and is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions issued and outstanding from time to time for which issuance of Share Certificates is deferred. Except with respect to Share transactions processed through the Transfer Agent, the Fund is responsible for providing the Bank with reports of Fund Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. The Bank is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered addresses of Shareholders, and the number of Shares and fractions from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder will be assigned a single account number. Whenever a Shareholder redeems Shares represented by Share Certificates, the Bank as Transfer Agent, upon receipt of


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the Share Certificates registered in the name of the Shareholder (or if not so registered, in proper form for transfer), shall cancel such Share Certificates, debit the Shareholder's individual stock account, and credit the Shares to the Unissued Share Certificate Account.

        Section 10. The Bank will issue Share Certificates for Shares of the Fund only upon receipt of a written request from a Shareholder. In all other cases, the Fund authorizes the Bank to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case, the Bank as Transfer Agent shall merely note on its stock registry records the issuance of the Shares and fractions (if any), shall credit the Unissued Certificate Account with the Shares and fractions issued and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever the Bank has occasion to surrender for redemption Shares and fractions owned by Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Fund authorizes the Bank in such cases to process the transactions by appropriate entries in its stock transfer records, and debiting of the Unissued Certificate Account and the record of issued Shares outstanding.

        Section 11. The Bank as Transfer Agent will, in addition to the duties and functions above mentioned, perform the usual duties and functions of a stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury Shares as provided herein, and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. The Bank may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate, or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Fund, or upon the advice of counsel for the Fund or for the Bank. The Bank may record any transfer of Share Certificates which is believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if, in good faith, the Bank as Transfer Agent deems such refusal necessary in order to avoid any liability either to the Fund or to the Bank. The Fund agrees to indemnify and hold the Bank harmless from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

        Section 12. In case of any request or demand for the inspection of the share records of the Fund, the Bank as Transfer Agent shall endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. However, the Bank may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure so to do.

                              ACCOUNTING SERVICES

        Section 13. The Fund shall promptly turn over to the Bank such of the Accounts and Records previously maintained by or for it as are necessary for the Bank to perform its functions under this Agreement. The Fund authorizes the Bank to rely on such Accounts and Records turned over to it and hereby indemnifies and holds the Bank and its successors and assigns harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in connection with any error, omission, inaccuracy, or other deficiency of such Accounts and Records or the failure of the Fund to provide any portion of such or to provide any information needed by the Bank to knowledgeably perform its functions.

        The Fund agrees promptly to advise the Bank in writing of any inaccuracies, omissions, discrepancies, or other deficiencies in the Accounts and Records. The Bank shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Accounts and Records delivered to the Bank, to the extent such matters are disclosed to the Bank or are discovered by it and are relevant to its performance of its functions under this Agreement. The Fund shall provide the Bank with such assistance as it may reasonably request in connection with its efforts to correct such matters. The Fund agrees to pay the Bank on a current and ongoing basis for its reasonable time and costs expended on the correction of such matters, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.

        The Bank expressly makes no warranty or representation that any error, omission, or deficiency can be satisfactorily corrected. The Fund further agrees that if the Bank is subject to any claim, suit, or other expenses due, in the Bank's sole reasonable judgment, to any inaccuracy, omission, discrepancy, or other deficiency of the Accounts and Records delivered to the Bank hereunder, or due to any failure to provide any records or material required hereunder, the Fund shall pay the Bank on a monthly basis for all costs in connection therewith and indemnify and hold the Bank harmless from and against all costs in connection therewith, including all attorneys' fees and costs; provided, however, that if such error, omission, inaccuracy, or other deficiency is caused directly or indirectly by gross negligence or reckless disregard by the Bank of its duties and responsibilities hereunder, the Fund shall have no obligation to indemnify and hold harmless the Bank, its successors, or assigns.

        Section 14. To the extent it and the Custodian possess the necessary information by reason of the performance of their custodial, transfer agency, and dividend disbursing services under this Agreement and the Custodian Agreement, and to the extent it receives other necessary information by Written or Oral Instructions, the Bank shall maintain and keep current the following Accounts and Records relating to the business of the Fund in such form as may be mutually agreed to between the Fund and the Bank:

                  (a) Cash Receipts Journal
                  (b) Cash Disbursements Journal
                  (c) Dividends Paid Record
                  (d) Purchase and Sales Journals - Portfolio
                        Securities
                  (e) Subscription and Redemption Journals
                  (f) Security Ledgers
                  (g) Broker Ledger
                  (h) General Ledger


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                  (i) Daily Expense Accruals
                  (j) Daily Interest Accruals
                  (k) Securities and moneys borrowed or loaned and
                        collateral therefor
                  (l) Daily Trial Balance
                  (m) Investment Income Journal

        Unless necessary information to perform the above functions which is not otherwise in the possession of the Transfer Agent or Custodian is furnished by Written or Oral Instructions to the Bank daily prior to (i) the close of business on the next day on which money market instruments are generally traded (a "Business Day") and (ii) the calculation of the Fund's net asset value, as provided below, the Bank shall incur no liability, and the Fund shall indemnify and hold harmless the Bank from and against any liability arisinq from any failure to provide complete information or from any discrepancy between the information received by the Bank and used in such calculations and any subsequent information received by the Bank.

        Section 15. The Bank shall make the proper accounting entries in accordance with the information available to it in accordance with Section 14 hereof, and shall notify the Custodian of all cash and Securities. The Fund shall direct that the broker-dealer or other person through whom a transaction occurred send a confirmation to the Bank. The Bank shall verify this confirmation against the Written Instructions when received from the Fund and forward the confirmation to the Custodian. The Bank shall promptly notify the Fund of any discrepancy between the confirmation and the Fund's Written Instructions, but shall incur no responsibility or liability for such discrepancy. The Fund shall cause any necessary corrections to be made and shall advise the Bank accordingly.

        Section 16. On each Business Day, the Bank shall calculate the Fund's net asset value in accordance with the Fund's Prospectus and Statement of Additional Information, and shall communicate this information to the Administrator.

        The Bank shall calculate the Fund's daily dividend ratio in accordance with the Fund's Prospectus and Statement of Additional Information and resolutions of the Fund's Board of Directors, and shall also communicate this information to the Administrator. The Bank shall also prepare and maintain, at such intervals not more frequently than daily as may be specified by the Fund from time to time, an evaluation of Securities for which market quotations are available through Quotron Financial Information Services or other mechanical pricing services used by the Bank. All other Securities shall be evaluated in accordance with the Fund's Written Instructions, and the Bank shall have no responsibility or liability for the accuracy of the prices quoted by Quotron or by the information supplied by the Fund or upon the Written Instructions.

        The Fund assumes all responsibility for computation of "amortized cost," valuation of restricted securities, and all valuations not ascertainable solely by mechanical procedures.

        Section 17. For all purposes under this Agreement, the Bank is authorized to act upon receipt of the first of any Written or Oral

Instruction it receives from the Fund or its agents on behalf of the Fund. In cases where the first Instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered, and in cases where the Bank receives an Instruction from the Fund, whether Written or Oral, to enter a portfolio transaction on the records, the Fund shall cause the broker-dealer to send a written confirmation to the Bank. The Bank shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Fund; provided, however, that in the event a Written or Oral Instruction received by the Bank is countermanded by a timely later Written or Oral Instruction received by the Bank prior to acting upon such countermanded Instruction, the Bank shall act upon such later Written or Oral Instruction. The sole obligation of the Bank with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form, or broker-dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error and, to the extent such action requires the Bank to act, the Fund shall give the Bank specific Written Instruction as to the action required.

        Section 18. At the end of each month, the Fund shall cause the Custodian to forward to the Bank a monthly statement of cash and portfolio transactions, which will be reconciled with the Bank's Accounts and Records maintained for the Fund. The Bank will report any discrepancies to the Custodian, and report any unreconciled items to the Fund.

        Section 19. The Bank shall promptly supply daily and periodic reports of the Fund as requested by the Fund and agreed upon by the Bank.

        Section 20. The Fund shall and shall require each of its agents to provide the Bank as of the close of each business day, or on such other schedule as the fund determines is necessary, with Written or Oral Instructions (to be delivered to the Bank by 10:00 a.m. the next following Business Day) containing all data and information necessary for the Bank to maintain the Fund's Accounts and Records, and the Bank may conclusively assume that the information it receives by Written or Oral Instructions is complete and accurate. Except with respect to Share transactions processed through the Transfer Agent, the Fund is responsible to provide or cause to be provided to the Bank reports of Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation.

        Section 21. The Accounts and Records, in the agreed-upon format, maintained by the Bank shall be the property of the Fund, and shall be made available to the Fund promptly upon request and shall be maintained for the periods prescribed in Rule 31(a)-2 of the Investment Company Act of 1940, as amended. The Bank shall assist the Fund's independent auditors or, upon approval of the Fund or upon demand, any regulatory body, in any requested review of the Fund's Accounts and Records but shall be reimbursed for all expenses and employee time invested in any such review of the Fund's Accounts and Records outside of routine and normal periodic reviews.

Upon receipt from the Fund of any necessary information not in its possession, the Bank shall supply the necessary data for the Fund's or its accountant's completion of any necessary tax returns, questionnaires, periodic reports to shareholders, and such other reports and information requests as the Fund and the Bank shall agree upon from time to time.

        Section 22. The Bank and the Fund may from time to time adopt such procedures as they agree upon in writing, and the Bank may conclusively assume that any procedure approved by the Fund or directed by the Fund, does not conflict with or violate any requirements of the Fund's Prospectus, Statement of Additional Information, Articles of Incorporation, By-Laws, or any rule or regulation of any regulatory body or governmental agency. The Fund shall be responsible for notifying the Bank of any changes in regulations or rules which might necessitate changes in the Bank's procedures, and for working out with the Bank such changes.

        Section 23. The Bank, in performing under the terms and conditions of this Agreement, shall incur no liability for its status hereunder or for any actions taken or omitted in good faith reliance upon any authorized Written or Oral Instruction, any certified copy of any resolution of the Board of Directors of the Fund, or any other document reasonably believed by the Bank to be genuine and to have been executed or signed by the proper person or persons, and the Fund hereby agrees to indemnify and hold the Bank harmless from any and all loss, liability, and expense, including any legal expenses, arising out of the Bank's performance, or status, or any act or omission of the Bank, under this Agreement.

        Section 24. All financial data provided to, processed by, and reported by the Bank under this Agreement shall be stated in United States dollars or currency. The Bank shall have no obligation to convert to, equate, or deal in foreign currencies or values, and expressly assumes no liability for any currency conversion or equation computations relating to the affairs of the Fund.

                               ISSUANCE OF SHARES

        Section 25. Prior to the daily determination of net asset value in accordance with the Fund's Prospectus and Statement of Additional Information, the Bank shall process all purchase orders received since the last determination of the Fund's net asset value. For purposes of this Agreement, the date a purchase order is received shall be determined in accordance with the Fund's Prospectus as the same shall from time to time be in effect.

        The Bank shall calculate daily the amount available for investment in Shares of the Fund at the net asset value determined by the Fund as of the time stated in the Fund's Prospectus and Statement of Additional Information, the number of Shares and fractional Shares of the Fund to be purchased, and the net asset value to be deposited with the Custodian. The Bank, as agent for the Shareholders, shall place a purchase order daily with the Fund for the proper number of Shares and fractional Shares of the Fund to be purchased, and shall confirm such number to the Fund in writing.

        Section 26. Having made the calculations provided for in Section 25, the Bank shall thereupon pay over the net asset value of Shares purchased to the Custodian. The net asset value shall then be deposited in the account maintained under the Custodian Agreement. The proper number of Shares and fractional Shares of the Fund shall then be issued daily and credited by the Bank to the Unissued Certificate Account. The Shares and fractional Shares of the Fund purchased for each Shareholder will be credited by the Bank to his separate account. The Bank shall mail to each Shareholder a confirmation of each purchase, with copies to the Fund if requested. Such confirmations will show the prior Share balance, the new Share balance, the Shares for which Share Certificates are outstanding (if any), the amount invested, and the price paid for the newly purchased Shares.

                                  REDEMPTIONS

        Section 27. Prior to the daily determination of net asset value and in accordance with the Fund's Prospectus and Statement of Additional Information, the Bank shall process all requests from Shareholders to redeem Shares of the Fund, and shall determine the number of Shares of the Fund required to be redeemed to make monthly payments, automatic payments, or the like. Thereupon, the Bank shall advise the Fund of the total number of Shares of the Fund available for redemption and the number of Shares and fractional Shares of the Fund requested to be redeemed. The Fund shall then quote to the Bank the applicable net asset value, whereupon the Bank shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Fund's Prospectus and Statement of Additional Information. The stock registry books recording outstanding Shares, the Unissued Certificate Account, and the individual account of the Shareholder shall be properly debited.

        Section 28. The proceeds of redemption shall be remitted by the Bank in accordance with the Fund's Prospectus and Statement of Additional Information, and in accordance with a particular Shareholder's Application Form filed with the Transfer Agent. If Share Certificates have been issued for Shares being redeemed, then such Share Certificates and a stock power with a signature guarantee of a commercial bank, or of a member firm of a national securities exchange, shall accompany the redemption request. If Share Certificates have not been issued to the redeeming Shareholder, the signature of the Shareholder on the redemption request must be similarly guaranteed. The Fund may authorize the Bank to waive the signature guarantee in certain cases by Written Instructions, and does hereby authorize the Bank to waive the signature guarantee in connection with all redemptions by telephone and check as described in the Fund's Prospectus and Statement of Additional Information.

        For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Fund shall provide the Bank, from time to time, with Written Instructions concerning the time within which such requests may be honored.

                                    DIVIDENDS

        Section 29. Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund, the Fund shall notify the Bank of the date of such declaration, the amount payable per Share, the record date for determining the Shareholders entitled to payment, the payment, and the reinvestment date price.

        Section 30. On or before each payment date the Fund will transfer or cause the Custodian to transfer to the Bank, in its capacity as Dividend Disbursing Agent, the total amount of the dividend or distribution currently payable. On the designated payment date, the Bank will automatically reinvest all dividends in additional Shares of the Fund except in cases where Shareholders have elected to receive Shares in cash, in which case the Bank will mail distribution checks to the Shareholders for the proper amounts payable to them.

                               GENERAL PROVISIONS

        Section 31. The Bank shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, the disbursement of dividends, and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. The Bank agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1.

        Section 32. In addition to the services as Transfer Agent, Dividend Disbursing, and Accounting Services Agent, as set forth above, the Bank will perform other services for the Fund as agreed from time to time, including but not limited to preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Fund, preparation of one annual list of Shareholders, and mailing notices of Shareholders' meetings, proxies, and proxy statements.

        Section 33. Nothing contained in this Agreement is intended to or shall require the Bank, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance, or any other day on which the Bank or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which both the New York Stock Exchange and the Bank are open. Notwithstanding the foregoing, the Bank shall compute the Fund's net asset value on each day required pursuant to Rule 22c-1 promulgated under the Investment Company Act of 1940.

        Section 34. The Fund agrees to pay the Bank compensation for its services and to reimburse it for expenses, as set forth in Schedule A attached hereto, or as shall be set forth in amendments to such Schedule approved by the Fund and the Bank.

        Section 35. In acting in any capacity set forth in this Agreement, the Bank shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever in connection with its duties hereunder, excepting only for taxes assessed against it in its corporate capacity arising out of its compensation hereunder.

        Section 36. The Fund shall indemnify the Bank and save it harmless from and against any and all actions, suits, and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement as Transfer Agent and Dividend Disbursing Agent, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities incurred by the Bank in connection with any such action, suit, or claim. The Bank shall not be under any obligation to prosecute or to defend any action, suit, or claim arising out of or in connection with its performance under this Agreement as Transfer Agent and Dividend Disbursing Agent which, in the opinion of its counsel, may involve it in expense or liability, and the Fund shall, so often as reasonably requested, furnish the Bank with satisfactory indemnity against such expense or liability, and upon request of the Bank the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity; provided, however, that the Bank shall give the Fund notice of and reasonable opportunity to defend any such action, suit, or claim, in the name of the Fund or the Bank or both.

        Without limiting the foregoing:

        (a) The Bank may rely upon the advice of the Fund or of counsel, who may be counsel for the Fund or counsel for the Bank, and upon statements of accountants, brokers, and other persons reasonably believed by it in good faith to be expert in the matters upon which they are consulted, and, for any actions taken in good faith upon such statements, the Bank shall not be liable to anyone.

        (b) The Bank may act upon any Oral Instruction which it receives and which it believes in good faith was transmitted by the person or persons authorized by the Board of Directors of the Fund to give such Oral Instruction. The Bank shall have no duty or obligation to make any inquiry or effort of certification of such Oral Instruction.

        (c) The Bank shall not be liable for any action taken in good faith reliance upon any Written Instruction or certified copy of any resolution of the Board of Directors of the Fund, and the Bank may rely upon the genuineness of any such document or copy thereof believed in good faith by the Bank to have been validly executed.

        (d) The Bank may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by a purchaser, by the Fund, or by other proper party or parties.

        Section 37. Upon receipt of Written Instructions from the fund and as provided herein, the Bank is authorized to make payment upon redemption of Shares without a signature guarantee. The Fund hereby agrees to indemnify and hold the Bank and its successors and assigns harmless from and against any and all expenses, damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in connection with a payment by the Bank upon redemption of Shares without a signature guarantee and, upon the request of the Bank, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Bank shall notify the Fund of any such action, suit, or claim within 30 days after receipt by Bank of notice thereof.

        Section 38. The Fund shall promptly cause to be turned over to the Bank
(i) an accurate list of Shareholders of the Fund showing the proper registered address and number of Shares owned and whether such Shares are represented by outstanding Share Certificates or by non-certificated share accounts and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by the Bank under this Agreement (hereinafter called "Materials"), and hereby agrees to indemnify and hold the Bank, its successors, and assigns, harmless from and against any and all expenses, damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in connection with any error, omission, inaccuracy, or other deficiency of such Materials, or out of the failure of the Fund to provide any portion of such or to provide any information needed by the Bank knowledgeably to perform its functions.

        Section 39. The terms defined in Section 1 of the Custodian Agreement shall have the same meanings wherever used in this Agreement. The Fund shall file with the Bank a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of the Custodian Agreement.

        Section 40. This Agreement may be amended from time to time by a supplemental agreement executed by the Fund and the Bank.

        Section 41. Either the Fund or the Bank may give 60 days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

        Section 42. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

        If to the Fund:

        Red Oak Cash Reserve Fund, Inc.
        232 Lakeside Drive
        Horsham, PA 19044

        Attention: Fairfield Group, Inc.


        If to Bank:

        First Pennsylvania Bank N.A.
        P.O. Box 8070
        Philadelphia, PA 19101

        Attention: Chief Executive Officer

        Section 43. The Fund represents and warrants to the Bank that the execution and delivery of this Transfer Agency Agreement by the undersigned officers of the Fund has been duly and validly authorized by resolution of the Board of Directors of the Fund.

        Section 44. The Bank may from time to time in its sole discretion delegate some or all of its duties hereunder to Fund/Plan Services, Inc., a wholly owned subsidiary of First Pennsylvania Corporation, which shall perform such functions as the agent of the Bank. To the extent of such delegation, the term "Bank" in this Agreement shall be deemed to refer both to the Bank and to Fund/Plan Services, Inc. or to either of them, as the context may indicate. In each provision of this Agreement limiting the liabilities or the delegations of the Bank or providing for the indemnification or protection of the Bank, the term "Bank" shall include Fund/Plan Services, Inc. The Bank shall not be relieved of any liabilities or obligations under the Agreement in connection with such delegation of duties.

        Section 45. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 46. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

        Section 47. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

        Section 48. Notwithstanding anything herein to the contrary, nothing herein shall protect the Bank from the consequences of its gross negligence or reckless disregard, if any, of the duties and responsibilities assumed by it hereunder.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

                                       RED OAK CASH RESERVE FUND, INC.


(SEAL)                                 By /s/ Francis J. Bruzda
                                          -------------------------------------
                                          Francis J. Bruzda


                                       Attest /s/ Richard B. Seidel
                                              ---------------------------------
                                              Richard B. Seidel


                                       FIRST PENNSYLVANIA BANK N.A.

(SEAL)                                 By /s/ John E. Huggard
                                          -------------------------------------
                                          John E. Huggard


                                       Attest /s/  ? ? ? ? ? ? ? ? ?
                                              ---------------------------------